UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

POWERSAFE TECHNOLOGY CORP.
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

POWERSAFE TECHNOLOGY CORP.
c/o David Lubin & Associates, PLLC
26 E. Hawthorne Avenue
Valley Stream, NY 11580

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of the stockholders of Powersafe Technology Corp. will be held on September __, 2008, at 10:00 a.m., at the offices of David Lubin & Associates, PLLC, 26 E. Hawthorne Avenue, Valley Stream, New York 11580, for the following purposes:

1.
To grant discretionary authority to our Board of Directors to implement a reverse stock split of our common stock, on the basis of up to five pre-consolidation shares for each one post-consolidation share, to occur at some time within twelve months of the date of the meeting with the exact time of the stock split to be determined by the Board of Directors.

2.
To grant discretionary authority to our Board of Directors to implement a forward stock split of our common stock, on the basis of one pre-split share for up to two post-split shares, to occur at some time within twelve months of the date of the meeting with the exact time of the stock split to be determined by the Board of Directors.

3.
To approve an amendment to the Articles of Incorporation of Powersafe Technology Corp. to authorize a class of blank check preferred stock, consisting of 5,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by our Board of Directors.

4.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on August __, 2008 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Your attention is called to the Proxy Statement on the following pages.  Please review it carefully.  We hope you will attend the meeting.  If you do not plan to attend, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors,

Jack N. Mayer
President

________, 2008

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT
THIS PROXY MATERIAL AND THE SPECIAL MEETING

These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Proxy Statement, as well as the documents incorporated by reference in this Proxy Statement.

Why am I receiving this proxy material?

Commencing on or about August __, 2008, this Proxy Statement and the accompanying proxy card are being mailed to holders of shares of common stock, $0.0001 par value (the "Common Stock"), of Powersafe Technology Corp., a Delaware corporation (the "Company").  Such mailing is being made in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the special meeting of the shareholders of the Company (the "Meeting") to be held at the offices of David Lubin & Associates, PLLC, 26 E. Hawthorne Avenue, Valley Stream, New York 11580, on September __, 2008 at 10:00 a.m.  You are invited to attend the Meeting and are requested to vote on the proposals described in this Proxy Statement.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Meeting, the voting process, and certain other required information.

On what matters am I voting?

Our Board seeks shareholder approval: (i) for a grant of discretionary authority to our Board to implement a reverse stock split of our Common Stock, on the basis of up to five pre-consolidation shares for each one post-consolidation share, to occur at some time within twelve months of the date of the Meeting with the exact time of the reverse stock split to be determined by the Board, as set forth in Proposal No. 1 below; (ii) for a grant of discretionary authority to our Board to implement a forward stock split of our Common Stock, on the basis of one pre-split share for up to two post-split shares, to occur at some time within twelve months of the date of the Meeting with the exact time of the forward stock split to be determined by the Board, as set forth in Proposal No. 2 below; (iii) to approve an amendment to the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 5,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by our Board, as set forth in Proposal No. 3 below.  The shareholders also will transact any other business that properly comes before the Meeting.

Approval of the proposals set forth in this Proxy Statement is not required in order to consummate the proposed merger (the “Merger”) between the Company’s wholly-owned subsidiary, Powersafe Acquisition Corp. (“Acquisition Corp.”), and Amplification Technologies, Inc. (“ATI”), a privately held Delaware corporation, pursuant to the March 31, 2008 agreement between the Company, Acquisition Corp. and ATI.  As described in more detail in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2008 and amended on April 11, 2008, upon the effective time of the Merger it is anticipated that 31,500,000 restricted shares of Common Stock will be issued to the shareholders of ATI and reserved or for the exercise of options and the conversion of outstanding convertible preferred shares of ATI.  The Company currently has 100,000,000 shares of Common Stock authorized and, as of August 4, 2008, the Company had 7,075,000 shares of Common Stock issued and outstanding.  Therefore, the Company has a sufficient number of authorized and unissued shares of Common Stock in order to complete the Merger.

What are our Board’s voting recommendations?

Our Board recommends that you vote your shares FOR (i) a grant of discretionary authority to our Board to implement a reverse stock split of our Common Stock, on the basis of up to five pre-consolidation shares for each one post-consolidation share, to occur at some time within twelve months of the date of the Meeting with the exact time of the reverse stock split to be determined by the Board, (ii) a grant of discretionary authority to our Board to implement a forward stock split of our Common Stock, on the basis of one pre-split share for up to two post-split shares, to occur at some time within twelve months of the date of the Meeting with the exact time of the forward stock split to be determined by the Board, (iii) approval of an amendment to the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 5,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by our Board, as set forth in Proposal No. 3 below.

Who can vote at the Meeting?

An aggregate of 7,075,000 votes (the “Voting Shares”) may be cast by shareholders at the Meeting.  Such Voting Shares consist of shares held by shareholders of record at the close of business on August 4, 2008 (the “Record Date”).

How do I vote?

You may vote your shares either by proxy or in person at the Meeting (please also see the detailed instructions on your proxy card).  Each such share is entitled to one vote on each matter submitted to a vote at the Meeting.  To vote by proxy, please complete, sign and mail the enclosed proxy card in the envelope provided, which requires no postage for mailing in the United States.  If a proxy specifies how it is to be voted, it will be so voted.  If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR Proposal No. 1, FOR Proposal No. 2, FOR Proposal No. 3 and, with respect to any other matter that is properly brought before the Meeting for action by shareholders, in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.  Proxies in the form enclosed are solicited by our Board for use at the Meeting.

May I revoke my proxy?

As a holder of record of our shares, you may revoke your proxy and change your vote at any time prior to the Meeting by giving written notice of your revocation to our Corporate Secretary, by signing another proxy card with a later date and submitting this later dated proxy to our Corporate Secretary before or at the Meeting, or by voting in person at the Meeting. Please note that your attendance at the Meeting will not constitute a revocation of your proxy unless you actually vote at the Meeting.  Giving a proxy will not affect your right to change your vote if you attend the Meeting and want to vote in person. We will pass out written ballots to any holder of record of our shares who wants to vote at the Meeting.

Any written notice of revocation or subsequent proxy should be sent to Powersafe Technology Corp., c/o our transfer agent, Nevada Agency and Trust, at 50 West Liberty Street, Reno, Nevada 89501, or hand delivered to our Corporate Secretary at or before the voting at the Meeting.

What does it mean if I receive more than one proxy card?

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

Will my shares be voted if I do not sign and return my proxy card?

If you are the record holder of your shares and do not return your proxy card, your shares will not be voted unless you attend the Meeting in person and vote your shares.

In what manner must the proposals described herein be approved under Delaware’s general corporate laws?

The Certificate of Incorporation of the Company would have to be amended in order for our Board to reverse or forward split the shares of our Common Stock and to authorize a class of preferred shares.  The manner of approval for amending the Certificate of Incorporation is set forth in Section 242 of the General Corporation Law of the State of Delaware.

Pursuant to Section 242 of the Delaware General Corporation Law, an amendment to the Company’s Certificate of Incorporation must be made in the following manner: The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders.  At the shareholders’ meeting, a quorum (as defined below) is required and a vote of the shareholders entitled to vote in person or by proxy must be taken for and against the proposed amendment.  The proposed amendment must be approved by shareholders holding at least a majority of the outstanding stock entitled to vote thereon.  The resolution authorizing a proposed amendment to the certificate of incorporation may provide that at any time prior to the effectiveness of the filing of the amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders of the corporation, the Board may abandon such proposed amendment without further action by the stockholders.

The Board has adopted resolutions by written consent authorizing and declaring the advisability of filing either (i) the proposed amendment to the Company’s Certificate of Incorporation providing for a reverse stock split of our Common Stock, as set forth under Proposal No. 1 below, substantially in the form attached to this Proxy Statement as Appendix A, or (ii) the proposed amendment to the Company’s Certificate of Incorporation providing for a forward stock split of our Common Stock, as set forth under Proposal No. 2 below, substantially in the for attached to this Proxy Statement as Appendix B, and (iii) the proposed amendment to the Company’s Certificate of Incorporation authorizing a class of blank check preferred stock, consisting of 5,000,000 authorized shares, as set forth under Proposal No. 3 below, substantially in the form attached to this Proxy Statement as Appendix C.  Such written consent also authorized the calling of a special meeting of the stockholders to be held for the purpose of obtaining their approval to such actions.  Accordingly, the requirement that our Board adopt a resolution setting forth the proposed amendment has been satisfied.  At the Meeting, a quorum (as defined below) is required and the proposed amendments must be approved by the holders of a majority of the outstanding stock entitled to vote thereon.

What is a quorum and what constitutes a quorum?

A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be conducted at the Meeting. The required quorum for the Meeting is the presence in person or by proxy of the holders of a majority of the Voting Shares issued and outstanding as of the Record Date.  Since there is an aggregate of 7,075,000 Voting Shares issued and outstanding as of the Record Date, a quorum will be present for the Meeting if an aggregate of at least 3,537,501 Voting Shares is present in person or by proxy at the Meeting.

How many votes are required to approve the proposals?

The approval of each proposal herein requires the affirmative vote by the holders of a majority of the outstanding stock entitled to vote thereon.  Since there are 7,075,000 Voting Shares, each proposal must be approved by the affirmative vote of the holders of 3,537,501 Voting Shares.

Who is paying for this proxy’s solicitation process?

The enclosed proxy is solicited on behalf of our Board, and we are paying for the entire cost of the proxy solicitation process. Copies of the proxy material will be given to banks, brokerage houses and other institutions that hold shares that are beneficially owned by others. Upon request, we will reimburse these banks, brokerage houses and other institutions for their reasonable out-of-pocket expenses in forwarding these proxy materials to the shareholders who are the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by our directors, officers, or other employees.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Meeting and publish final results in our Current Report on Form 8-K which will be filed with the Securities and Exchange Commission within four business days after the Meeting.

How can shareholders communicate with our Board of Directors?

Company shareholders who want to communicate with our Board or any individual director may write to them at Powersafe Technology Corp., Attention Jack N. Mayer, President, c/o our transfer agent, Nevada Agency and Trust, at 50 West Liberty Street, Reno, Nevada 89501.  Your letter should indicate that you are a Company shareholder.  Depending on the subject matter, our President will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the director or directors to whom they were addressed, and shall make those communications available to our Board upon request.

PROPOSALS TO BE VOTED UPON

PROPOSAL NO. 1.

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS
TO IMPLEMENT A REVERSE STOCK SPLIT

Our Board seeks shareholder approval for discretionary authority to implement a reverse stock split of our Common Stock, on the basis of up to five pre-consolidation shares for each one post-consolidation share, to occur at some time within twelve months of the date of the meeting with the exact nature and time of the stock split to be determined by the Board.  The stock split exchange ratio that the Board has approved and deemed advisable is up to five pre-consolidation shares for each one post-consolidation share.  Approval of this proposal would give the Board authority to implement the stock split at any time it determined within twelve months of the date of the Meeting. In addition, approval of this proposal would also give the Board authority to decline to implement a stock split.

Our Board believes that shareholder approval of discretionary authority for the Board to implement a reverse stock split provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of our shareholders.  Our Board also believes that shareholder approval of a twelve-month range for the effectuation of the reverse stock split (as contrasted with approval of a specified time for the stock split) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of our shareholders. The actual timing for implementation of the reverse stock split would be determined by our Board based upon its evaluation as to when and whether such action would be most advantageous to our shareholders.

Purpose of Reverse Stock Split

If the Board determines to exercise the right granted to it pursuant to this proposal, it would be because the Board anticipates that a reverse stock split would, absent other factors,  proportionately increase the market price of the Company’s Common Stock. Depending on market conditions during the 12 months subsequent to the Special Meeting, the Board might determine that a higher share price which might initially result from the reverse stock split could help generate interest in the Company among investors. Shareholders should note that the effect of the reverse split upon the market price for our Common Stock cannot be accurately predicted. In particular, if we elect to implement a reverse stock split, there is no assurance that prices for shares of our Common Stock after a reverse split will be up to five times greater than the price for shares of our Common Stock immediately prior to the reverse split, corresponding to the ratio of the split.  Furthermore, there can be no assurance that the market price of our Common Stock immediately after a reverse split will be maintained for any period of time.  Moreover, because some investors may view the reverse stock split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the reverse stock split will either exceed or remain in excess of the current market price.

Procedure for Affecting the Reverse Stock Split

If the Board decides to declare and implement a reverse stock split, we will promptly file a Certificate of Amendment to our Certificate of Incorporation, substantially in the form attached to this Proxy Statement as Appendix A, with the Secretary of State of the State of Delaware, to amend our Certificate of Incorporation by adding a provision affecting the reverse stock split.  Our Board would set the record date for the reverse stock split and it would become effective at such time as the Certificate of Amendment is accepted and approved by the Secretary of State of the State of Delaware. No further action on the part of the stockholders would be required and all shares of our Common Stock that were issued and outstanding immediately prior thereto would automatically be converted into new shares of our Common Stock on the basis of up to five pre-consolidation shares for each one post-consolidation share.  As soon as practicable after the effective date of the stock split, stockholders of record on the Record Date would receive a letter from our transfer agent asking them to return the outstanding certificates representing our pre-consolidation shares, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-consolidation shares of our Common Stock would be sent to each of our shareholders. We will bear the costs of the issuance of the new stock certificates.

Effect of the Reverse Stock Split, Fractional Shares

The number of shares of our Common Stock issued and outstanding would be reduced following the effective time of the reverse stock split.  Shareholders should recognize that if a reverse stock split is affected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by five, reflecting the five for one exchange ratio).  Fractional shares which would otherwise be held by the shareholders of our Common Stock after the reverse split will be rounded up to the next whole share. The number of shareholders of record would not be affected by the reverse stock split.

If approved and implemented, the reverse stock split could result in some shareholders owning "odd-lots" of less than 100 Common Stock on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even-lots" of even multiples of 100 shares.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders will not be entitled to appraisal rights in connection with a reverse stock split.  Furthermore, we do not intend to independently provide stockholders with any such rights.

Federal Income Tax Consequences of a Reverse Stock Split

The following description of the material federal income tax consequences of a reverse stock split to our shareholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of a reverse stock split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of a reverse stock split will be that our shareholders will not recognize any gain or loss.  The shareholder's cost basis in the reduced number of shares of our new, post-consolidation Common Stock following a reverse stock split will equal the shareholder's basis in the old, pre-consolidation shares of our Common Stock.  In addition, the holding period for the new, post-consolidation shares issued pursuant to the reverse stock split would be deemed to be the same as the holding period for the old, pre-consolidation shares of our Common Stock.

The Company will not realize any gain or loss as a result of a reverse or a forward stock split.

REGARDING PROPOSAL NO. 1

Our Board has approved the grant of discretionary authority to the Board to implement a reverse stock split of our Common Stock, on the basis of up to five pre-consolidation shares for each one post-consolidation share, to occur at some time within twelve months of the date of the meeting with the exact time of the stock split to be determined by the Board, and recommends that shareholders of the Company vote “FOR” such grant of discretionary authority.

IN THE EVENT THAT THIS PROPOSAL NO. 1 IS APPROVED, AND DURING THE 12 MONTHS FOLLOWING THE SPECIAL MEETING THE BOARD DETERMINES TO IMPLEMENT A REVERSE STOCK SPLIT, THE BOARD WILL FILE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION SUBSTANTIALLY IN THE FORM ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A.

PROPOSAL NO. 2.

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS
TO IMPLEMENT A FORWARD STOCK SPLIT

Our Board seeks shareholder approval for discretionary authority to implement a forward stock split of our Common Stock, on the basis of one pre-split share for up to two post-split shares, to occur at some time within twelve months of the date of the meeting with the exact nature and time of the forward stock split to be determined by the Board of Directors.  The forward stock split exchange ratio that the directors approved and deemed advisable is one pre-split share for up to two post-split shares.  Approval of this proposal would give the Board authority to implement a forward stock split at any time it determined within twelve months of the date of the Meeting. In addition, approval of this proposal would also give the Board authority to decline to implement a forward stock split.

Our Board believes that shareholder approval of discretionary authority for the Board to implement a forward stock split provides the Board with maximum flexibility to achieve the purposes of a forward stock split and, therefore, is in the best interests of our shareholders. Our Board also believes that shareholder approval of a twelve-month range for the effectuation of a forward stock split (as contrasted with approval of a specified time of the forward stock split) provides the Board with maximum flexibility to achieve the purposes of a forward stock split and, therefore, is in the best interests of our shareholders. The actual timing for implementation of the forward stock split would be determined by our Board based upon its evaluation as to when and whether such action would be most advantageous to our shareholders.

Purpose of Forward Stock Split

If the Board determines to exercise the right granted to it pursuant to this proposal, it would be because the Board anticipates that a forward stock split would hopefully increase liquidity in the trading of the Common Stock.  Our Board believes that the absence of a substantial market for our shares is a disincentive for investors to acquire our Common Stock. If the Board determines to effectuate a forward stock split, it would be because the Board determined that a forward stock split might substantially increase the number of Common Stock that trade in the over-the-counter market, which might increase liquidity for our shares which, hopefully, will provide greater incentive for investors to acquire our Common Stock. However, given the early stage of development of our Company, our small size and limited revenues, there are no assurances that a forward stock split, if implemented, will have the desired effect.

Procedure for Affecting a Forward Stock Split

If the Board decides to declare and implement a forward stock split, we will promptly file a Certificate of Amendment to our Certificate of Incorporation, substantially in the form attached to this Proxy Statement as Appendix B, with the Secretary of State of the State of Delaware, to amend our Certificate of Incorporation by adding a provision affecting the forward stock split.  Our Board would set the record date for the forward stock split and it would become effective at such time as the Certificate of Amendment is accepted and approved by the Secretary of State of the State of Delaware. No further action on the part of the stockholders would be required and all shares of our Common Stock that were issued and outstanding immediately prior thereto would automatically be converted into new shares of our Common Stock on the basis of one pre-split share for up to two post-split shares.  As soon as practicable after the effective date of the stock split, stockholders of record on the record date would receive certificates representing the additional shares of Common Stock issued to the stockholder as a result of the forward stock split. We will bear the costs of the issuance of the additional stock certificates.

Effect of the Forward Stock Split

The number of shares of our Common Stock issued and outstanding would be increased following the effective time of the forward stock split.  Shareholders should recognize that if a forward stock split is affected, they will own a greater number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time multiplied by two, reflecting the one for two exchange ratio).  The number of shareholders of record would not be affected by the forward stock split.

If stockholders dispose of their shares after the forward stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares.  Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. If the proposed amendment is adopted, the stockholders’ equity accounts of the Company will increase because the par value of a share of Common Stock after the split will remain unchanged at $0.0001 per share, while the number of shares issued and outstanding will double.

The effective increase in the number of authorized but unissued shares of our Common Stock may be construed as having an anti-takeover effect, by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Articles of Incorporation or bylaws.  Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our Board. At this time, our Board does not have plans to issue any Common Stock resulting from the effective increase in our authorized but unissued shares generated by the forward stock split.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders will not be entitled to appraisal rights in connection with a forward stock split.  Furthermore, we do not intend to independently provide stockholders with any such rights.

Federal Income Tax Consequences of a Reverse or Forward Stock Split

The following description of the material federal income tax consequences of a forward stock split to our shareholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse or forward stock split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse or forward stock split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of a forward stock split will be that our shareholders will not recognize any gain or loss.  The shareholder’s cost basis in each new share and each retained share of our Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the forward stock split.  In addition, the holding period for the additional, new shares issued pursuant to the forward stock split would be deemed to be the same as the holding period for the original shares of our Common Stock.

The Company will not realize any gain or loss as a result of a reverse or a forward stock split.

OUR RECOMMENDATION TO SHAREHOLDERS
REGARDING PROPOSAL NO. 2

Our Board has approved the grant of discretionary authority to the Board to implement a forward stock split of our Common Stock, on the basis of one pre-split share for up to two post-split shares, to occur at some time within twelve months of the date of the meeting with the exact nature and time of the forward stock split to be determined by the Board and recommends that shareholders of the Company vote “FOR” such grant of discretionary authority.

IN THE EVENT THAT THIS PROPOSAL NO. 2 IS APPROVED AND DURING THE 12 MONTHS FOLLOWING THE SPECIAL MEETING THE BOARD DETERMINES TO IMPLEMENT A FORWARD STOCK SPLIT, THE BOARD WILL FILE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION SUBSTANTIALLY IN THE FORM ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B.

PROPOSAL NO.  3

ADOPTION OF “BLANK CHECK” PREFERRED STOCK

The current Articles of Incorporation of the Company do not authorize the Company to issue “blank check” preferred stock. The Board has determined that having “blank check” preferred stock would facilitate corporate financing and other plans of the Company, which are intended to foster its growth and flexibility.  If approved, the blank check preferred stock could be issued by the Board without further shareholder approval, in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by the Board. That is the reason the preferred stock is referred to as “blank check preferred stock.” The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Company's capital structure than currently exists. The Board will be permitted to issue preferred stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital.  Shares of preferred stock could be issued publicly or privately, in one or more series that could rank senior to our Common Stock with respect to dividends and liquidation rights. There are no present plans, understandings or agreements for, and the Company is not engaged in any negotiations that will involve, the issuance of preferred stock.

Even though not intended by the Board, the possible overall effect of the existence of preferred stock on the holders of our Common Stock may include the dilution of their ownership interests in the Company, the continuation of the current management of the Company, prevention of mergers with or business combinations by the Company and the discouragement of possible tender offers for shares of our Common Stock.

Upon conversion of convertible preferred stock into shares of our Common Stock, the voting power and percentage ownership of holders of our Common Stock before such conversion would be diluted, and such issuances could have an adverse effect on the market price of our Common Stock.  Additionally, the issuance of shares of preferred stock with certain rights, preferences and privileges senior to those held by the Common Stock could diminish the Common Stock holders' rights to receive dividends, if declared by the Board, and to receive payments upon the liquidation of the Company.

If shares of preferred stock are issued, approval by holders of such shares, voting as a separate class, could be required prior to certain mergers with or business combinations by the Company.  These factors could discourage attempts to purchase control of the Company even if such change in control may be beneficial to the holders of our Common Stock.  Moreover, the issuance of preferred stock having general voting rights together with the Common Stock to persons friendly to the Board could make it more difficult to remove incumbent management and directors from office, even if such changes would be favorable to stockholders generally.

If shares of preferred stock are issued with conversion rights, the attractiveness of the Company to a potential tender offeror for the Common Stock may be diminished. The purchase of the additional shares of Common Stock or preferred stock necessary to gain control of the Company may increase the cost to a potential tender offeror and prevent the tender offer from being made, even though such offer may have been desirable to many of the holders of our Common Stock.

The ability of the Board, without any additional stockholder approval, to issue shares of preferred stock with such rights, preferences, privileges and restrictions as determined by the Board could be employed as an anti-takeover device.  The amendment is not presently intended for that purpose and is not proposed in response to any specific takeover threat known to the Board.  Furthermore, this proposal is not part of any plan by the Board to adopt anti-takeover devices, and the Board currently has no present intention of proposing anti-takeover measures in the near future.  In addition, any such issuance of preferred stock in the takeover context would be subject to compliance by the Board with applicable principles of fiduciary duty.

The Board believes that the financial flexibility offered by the preferred stock outweighs any of its disadvantages.  To the extent the proposal may have anti-takeover effects, the proposal may encourage persons seeking to acquire the Company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a non-disruptive atmosphere and to discharge effectively its obligation to act on the proposed transaction in a manner that best serves all the stockholders' interests. It is also the Board's view that the existence of preferred stock should not discourage anyone from proposing a merger or other transaction at a price reflective of the true value of the Company and which is in the interests of its stockholders.

OUR RECOMMENDATION TO SHAREHOLDERS
REGARDING PROPOSAL NO. 3

Our Board has approved an amendment to the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 5,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by our Board of Directors and, taking into consideration all of the factors and reasons set forth above, the Board recommends that shareholders of the Company vote “FOR” the approval of this amendment to the Company’s Articles of Incorporation.

IN THE EVENT THAT THIS PROPOSAL NO. 3 IS APPROVED, THE BOARD WILL FILE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION SUBSTANTIALLY IN THE FORM ATTACHED TO THID PROXY STATEMENT AS APPENDIX C TO AUTHORIZE THE COMPANY TO ISSUE PREFERRED STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August 4, 2008, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 7,075,000 shares of Common Stock issued and outstanding as of August 4, 2008.  The Company does not have any outstanding options, warrants or other securities exercisable for or convertible into shares of Common Stock.

Unless otherwise indicated, the business address of each such person is c/o Powersafe Technology Corp., 26 E. Hawthorne Avenue, Valley Stream, NY 11580.

Officers, Directors and 5% Stockholders	No. of Shares	Percent of Class

Jack N. Mayer	1,925,617*	27.2%

All Directors and Executive Officers as a Group	1,925,617	27.2%

* Included in said amount of shares were 253,282 shares obtained in consideration for his involvement in organizing the transaction with ATI and 300,000 shares purchased by Mr. Mayer’s wife.

CHANGE IN CONTROL

On March 31, 2008, all the shareholders of the Company delivered a stock purchase agreement (the “Purchase Agreement”) which provided for, among other things, the sale of all of the issued and outstanding common stock of the Company. Mordechai Scwhartz and Einat Krasney, the officers and directors and the majority stockholders of the Company at the time, had each returned to the Company for cancellation 4,000,000 shares of Common Stock, reducing the number of issued and outstanding shares of Common Stock from 15,075,000 to 7,075,000 shares, prior to the consummation of the transactions contemplated by the Purchase Agreement. The aggregate purchase price for all the issued and outstanding shares of Common Stock was $625,000. Approximately 1,925,617 shares, or 27.2% of the issued and outstanding shares of Common Stock, were purchased by Jack N. Mayer with a combination of personal and borrowed funds. Included in said amount of shares were 253,282 shares obtained in consideration for his involvement in organizing the transaction and 300,000 shares purchased by Mr. Mayer’s wife. No other person owns over 5% of the shares of the Registrant.

Effective as of March 31, 2008, Einat Krasney resigned from her positions as president and a director of the Company and the Board of Directors appointed Mr. Mayer as a director, president and treasurer of the Company. On April 8, 2008, Mordechai Schwartz resigned as a director of the Company.

STOCKHOLDER PROPOSALS

Shareholders of the Company may submit proposals to be considered for shareholder action at the Meeting if they do so in accordance with applicable regulations of the SEC and the laws of the State of Delaware.  In order to be considered for inclusion in the Proxy Statement for the Meeting, the Secretary must receive proposals no later than August __, 2008. Shareholder proposals should be addressed to Powersafe Technology Corp., c/o our transfer agent, Nevada Agency and Trust, at 50 West Liberty Street, Reno, Nevada 89501.

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Meeting other than the items referred to above.  If any other matter is properly brought before the Meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Certain financial and other information required pursuant to Item 13 of the Proxy Rules, including the Company's audited financial statements for the fiscal year end December 31, 2007 and the financial footnotes thereto, and management's discussion and analysis of the Company's financial condition and results of operations for the fiscal year ended December 31, 2007, is incorporated by reference to the Company's Annual Report, which is being delivered to the stockholders with this proxy statement.

In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Proxy
Statement filed with the Securities and Exchange Commission will include a manually signed copy of the auditor’s report.

Powersafe Technology Corp.
c/o David Lubin & Associates, PLLC
26 E. Hawthorne Avenue
Valley Stream, NY 11580

By Order of the Board of Directors,

Jack N. Mayer, President
_______, 2008

PROXY
POWERSAFE TECHNOLOGY CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
________, 2008

         The undersigned, a stockholder of POWERSAFE TECHNOLOGY CORP. (the "Company"), does hereby appoint Jack N. Mayer as the attorney and proxy of the undersigned, with power of substitution, for and on behalf of the undersigned, and to attend the Special Meeting of Stockholders of the Company to be held on September __, 2008, at 10:00 a.m., at David Lubin & Associates, PLLC, 26 E. Hawthorne Avenue, Valley Stream, New York 11580 (the "Special Meeting"), to represent the undersigned at the Special Meeting, and there to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting, in any manner and with the same effect as if the undersigned were personally present at the Special Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified below.

         The shares represented by this Proxy will be voted only if this Proxy is properly executed and timely returned. In that event, such shares will be voted in the manner directed herein. If no direction is made on how you desire your shares to be voted, the Proxy holder will have complete discretion in voting the shares on any matter voted on at the Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE FOLLOWING:

         The shares represented by this Proxy shall be voted in the following manner:

PROPOSAL	FOR	AGAINST	WITHHOLD
1. GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO IMPLEMENT A REVERSE STOCK SPLIT AT SOME TIME WITHIN TWELVE MONTHS OF THE DATE OF THE MEETING	[ ]	[ ]	[ ]
2. GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO IMPLEMENT A REVERSE STOCK SPLIT AT SOME TIME WITHIN TWELVE MONTHS OF THE DATE OF THE MEETING	[ ]	[ ]	[ ]
3. AUTHORIZATION OF BLANK CHECK PREFRRED STOCK	[ ]	[ ]	[ ]

         The undersigned does hereby revoke any Proxy previously given with respect to the shares represented by this Proxy.

         NOTE: As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

         PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROPERLY RETURN IT USING THE ENCLOSED ENVELOPE.

Number of Shares Owned: _________________________________

Dated: ____________________                ____________________________________
                                                                           Signature

                                                                           ------------------------------------
                                                                           Name (typed or printed)

                                                                          ------------------------------------
                                                                          Address

Dated: ____________________              ____________________________________
                                                                          Signature

                                                                          ------------------------------------
                                                                          Name (typed or printed)

                                                                          ------------------------------------
                                                                          Address

APPENDIX A

Proposed Amendment to Certificate of Incorporation Providing for a Reverse Stock Split

CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
POWERSAFE TECHNOLOGY CORP.

The undersigned, for purposes of amending the Certificate of Incorporation (the “Certificate”) of Powersafe Technologies Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:             The name of the corporation is Powersafe Technologies Corp. (the “Corporation”), and the date of incorporation was February 5, 2007.

SECOND:                                That at a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

This corporation is authorized to issue One Hundred Million (100,000,000) shares of Common Stock, each with a par value of $.0001 per share. Shares of common stock held by each holder of record on the date that this Certificate of Amendment is filed with the Secretary of State of Delaware (the “Effective Date”) shall be automatically consolidated at the rate of one for five (1 for 5) without any further action on the part of the stockholders of the Corporation (the “Reverse Split”).  All fractional shares owned by each stockholder of record will be aggregated and to the extent after aggregating all fractional shares any registered stockholder is entitled to a fraction of a share such stockholder shall be entitled to receive one whole share in respect of such fraction of a share.  Each stock certificate issued prior to the Effective Date shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of shares of common stock, as the case may be, into which the shares represented by such certificate shall have been reclassified pursuant to the Reverse Split. Each stockholder of record of a certificate that represented shares of common stock immediately prior to the Effective Date shall receive, upon surrender of such certificate, a new certificate representing the number of shares of common stock immediately after the Reverse Split.

THIRD: That thereafter, pursuant to resolution of the Board, the stockholders holding the necessary number of shares as required by statute voted in favor of the amendment.

FOURTH: That the foregoing amendment was duly adopted by the Board and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                        IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Amendment to the Certificate this ___ day of ________, 200__.

By: ______________________
Name:
Title:

APPENDIX B

Proposed Amendment to Certificate of Incorporation Providing for a Forward Stock Split

CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
POWERSAFE TECHNOLOGY CORP.

The undersigned, for purposes of amending the Certificate of Incorporation (the “Certificate”) of Powersafe Technologies Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:          The name of the corporation is Powersafe Technologies Corp. (the “Corporation”), and the date of incorporation was February 5, 2007.

SECOND:     That at a meeting of the Board of Directors of the Corporation (the ‘Board”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

This corporation is authorized to issue One Hundred Million (100,000,000) shares of Common Stock, each with a par value of $.0001 per share. Shares of common stock held by each holder of record on the date that this Certificate of Amendment is filed with the Secretary of State of Delaware (the “Effective Date”) shall be automatically split at the rate of two for one (2 for 1) without any further action on the part of the stockholders of the Corporation (the “Forward Split”).  All fractional shares owned by each stockholder of record will be aggregated and to the extent after aggregating all fractional shares any registered stockholder is entitled to a fraction of a share such stockholder shall be entitled to receive one whole share in respect of such fraction of a share.  Each stock certificate issued prior to the Effective Date shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of shares of common stock, as the case may be, into which the shares represented by such certificate shall have been reclassified pursuant to the Forward Split. Each stockholder of record of a certificate that represented shares of common stock immediately prior to the Effective Date shall receive, upon surrender of such certificate, a new certificate representing the number of shares of common stock immediately after the Forward Split.

THIRD: That thereafter, pursuant to resolution of the Board, the stockholders holding the necessary number of shares as required by statute voted in favor of the amendment.

FOURTH: That the foregoing amendment was duly adopted by the Board and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Amendment to the Certificate this ____ day of ________, 200__.

By: ______________________
Name:
Title:

APPENDIX C

Proposed Amendment to Certificate of Incorporation
Authorizing a Class of Blank Check Preferred Stock

CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
POWERSAFE TECHNOLOGY CORP.

The undersigned, for purposes of amending the Certificate of Incorporation (the “Certificate”) of Powersafe Technologies Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:                      the name of the corporation is Powersafe Technologies Corp. (the “Corporation”), and the date of incorporation was February 5, 2007.

SECOND:                that at a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

 “The total number of shares of stock which the Corporation shall have authority to issue is 105,000,000, which shall consist of (i) 100,000,000 shares of common stock, $.0001 par value per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, $.0001 par value per share (the "Preferred Stock").

The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.”

THIRD: that, pursuant to resolution of the Board, the stockholders holding the necessary number of shares as required by statute voted in favor of the amendment.

FOURTH:  that the foregoing amendment was duly adopted by the Board and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Amendment to the Certificate this ___ day of ________, 200__.

By: ______________________
Name:
Title: